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                                                                   EXHIBIT 3.107

                            CERTIFICATE OF AMENDMENT
                          OF ARTICLES OF INCORPORATION
                                       OF
                       PRODUCT DESIGN & ENGINEERING, INC.

          The undersigned, A. J. Porter and Stephen A. Montague, the President and Secretary, respectively, of Product Design & Engineering, Inc., a Minnesota corporation (the "Company"), do hereby certify that in accordance with the Minnesota Statutes the following resolution was unanimously approved at a Special Meeting of the Board of Directors held September 18, 1985 and adopted and approved by a majority of the Shareholders at a Special Meeting of the Shareholders held November 27, 1985, and that such resolution has not been modified, amended or rescinded and is in full force and effect:

          RESOLVED, that Article 5 of the Company's Restated Articles of Incorporation be amended in its entirety to read as follows:

          "5. The total authorized number of shares of this corporation is Five Million (5,000,000) shares of the par value of $.10 per share designated as Common Shares. Voting by shareholders may be cumulative."

Dated: December 10, 1985

                                                  /s/ A. J. Porter
                                                  ------------------------------
                                                  A. J. Porter, President

                                                  /s/ Stephen A. Montague
                                                  ------------------------------
                                                  Stephen A. Montague, Secretary

STATE OF MINNESOTA)
COUNTY OF HENNEPIN)

          The foregoing instrument was acknowledged before me this 11th day of December, 1985, by A. J. Porter and Stephen A. Montague, the President and Secretary, respectively, of Product Design & Engineering, Inc., a Minnesota corporation.

                                                   /s/ Wallace N. Pary
                                                  ------------------------------

(Notarial Seal)

[SEAL]

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[SEAL OF STATE OF MINNESOTA DEPARTMENT OF STATE]